Exhibit 99.1

Triumph Bancorp Reports Second Quarter Net Income to Common Stockholders of $4.5 Million.

DALLAS – July 27, 2015 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (NASDAQ: TBK) today announced earnings and operating results for the second quarter of 2015.

“Our second quarter 2015 results were strong with a significant rebound from the slower growth experienced due to seasonality in the first quarter”, said Aaron P. Graft, Chief Executive Officer, Triumph Bancorp, Inc.  “Each of the products in our commercial finance loan portfolio experienced net growth and our loan yields and net interest margin continue to rank near the top of our industry.”

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and Non-GAAP Financial Reconciliation” at the end of this document.

Second Quarter Highlights

•

For the second quarter of 2015, net income was $4.7 million and net income available to common stockholders was $4.5 million, compared to net income of $14.0 million and net income available to common stockholders of $13.9 million for the quarter ended March 31, 2015.

•

Fully diluted earnings per share were $0.25 for the quarter ended June 30, 2015, compared to $0.76 for the quarter ended March 31, 2015. Excluding the impact of the net contribution of the Doral Money, Inc. (“DMI”) acquisition completed during the first quarter of 2015, fully diluted earnings per share were $0.14 for the quarter ended March 31, 2015.

•

For the quarter ended June 30, 2015, our annualized return on average common equity and return on average assets were 7.27% and 1.23%, respectively.  Our annualized return on average common equity and return on average assets were 4.29% and 0.69%, respectively, for the quarter ended March 31, 2015, excluding the results of the DMI transaction.

•	Total loans held for investment increased $141.2 million, or 14.0%, during the second quarter of 2015.
•	Net interest margin (“NIM”) increased 109 bps to 7.20% for the quarter ended June 30, 2015 from 6.11% for the quarter ended March 31, 2015.

Balance Sheet

Total loans held for investment were $1.153 billion at June 30, 2015, an increase of $141.2 million or 14.0% during the second quarter.  This increase was primarily due to continued organic growth in our commercial finance loan portfolio, which consists of factored receivables, asset based and equipment loans originated under our Triumph Commercial Finance brand, and healthcare asset based loans originated under our Triumph Healthcare Finance brand.  Our commercial finance loan portfolio totaled $467.7 million as of June 30, 2015, an increase of $81.8 million or 21.2% in the second quarter of 2015.

Total deposits were $1.189 billion at June 30, 2015, an increase of $15.6 million or 1.3% for the second quarter of 2015.  Noninterest-bearing deposits accounted for 13.8% of total deposits and non-time deposits accounted for 49.0% of total deposits. The average cost of our interest-bearing deposits was 0.65% for the quarter ended June 30, 2015 compared to 0.64% for the quarter ended March 31, 2015, on an annualized basis.

Net Interest Income

We earned net interest income for the quarter ended June 30, 2015 of $24.6 million compared to $19.7 million for the quarter ended March 31, 2015.  Yields on loans for the quarter ended June 30, 2015 were up 99 bps to 9.49% (8.96% adjusted to exclude loan discount accretion) compared to 8.50% (8.04% adjusted to exclude loan discount accretion) for the quarter ended March 31, 2015.   NIM increased 109 bps to 7.20% for the quarter ended June 30, 2015 from 6.11% for the quarter ended March 31, 2015. NIM adjusted to exclude loan discount accretion was 6.78% for the quarter ended June 30, 2015 compared to 5.76% for the quarter ended March 31, 2015.  NIM increases were impacted by $2.3 million of delinquent interest and fees received in conjunction with the resolution and restructuring of two nonperforming loans.

Asset Quality

Our provision for loan losses was $2.5 million for the quarter ended June 30, 2015 compared to $0.6 million for the quarter ended March 31, 2015. We experienced net charge-offs of $0.4 million for the quarter ended June 30, 2015 compared to net charge-offs of $0.2 million for the quarter ended March 31, 2015.  From March 31, 2015 to June 30, 2015, our allowance for loan and lease losses (“ALLL”) increased from $9.3 million or 0.92% of total loans to $11.5 million or 0.99% of total loans.  Nonperforming Assets (“NPAs”) improved 36 bps from March 31, 2015 to June 30, 2015 to 1.26% of total assets.

Noninterest Income and Expense

We earned noninterest income for the quarter ended June 30, 2015 of $4.8 million compared to $16.7 million (or $3.9 million excluding the DMI transaction) for the quarter ended March 31, 2015.  Noninterest income for the quarter ended June 30, 2015 included $1.3 million of asset management fees earned by our asset management subsidiary, Triumph Capital Advisors.

For the quarter ended June 30, 2015, noninterest expense totaled $19.6 million, compared to $20.8 million (or $18.8 million excluding the DMI transaction), for the quarter ended March 31, 2015.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 9:00 a.m. Central Time on Monday, July 27, 2015.  Dan Karas, Chief Lending Officer of Triumph Savings Bank and Gibran Mahmud, Chief Investment Officer at Triumph Capital Advisors will also be available for questions.

To participate in the live conference call, please dial 1 (855) 779-1042 (U.S. and Canada) and enter Conference ID # 74236810.  A simultaneous audio-only webcast may be accessed via our website at www.triumphbancorp.com through the Investor Relations, Webcasts and Presentations links, or through a direct link here at http://edge.media-server.com/m/p/kc4pyim8/lan/en. An archive of this conference call will subsequently be available at this same location on our website.

About Triumph

Headquartered in Dallas, Texas, Triumph Bancorp, Inc. (NASDAQ: TBK) is a financial holding company with a diversified line of community banking, commercial finance and asset management activities. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: our limited operating history as an integrated company; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market area; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses and any future acquisitions; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; risks related to our asset management business; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the obligations associated with being a public company; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; increases in our capital requirements; and risk retention requirements under the Dodd-Frank Act.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 6, 2015.

Non-GAAP Financial Measures

This press release includes certain Non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor its operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Financial Highlights (Dollars in thousands):
Total assets	$ 1,529,259	$ 1,472,743	$ 1,447,898	$ 1,347,798	$ 1,407,072
Loans held for investment	$ 1,152,679	$ 1,011,446	$ 1,005,878	$ 977,139	$ 939,517
Deposits	$ 1,189,259	$ 1,173,679	$ 1,165,229	$ 1,105,624	$ 1,108,254
Net income available to common stockholders	$ 4,457	$ 13,852	$ 2,021	$ 9,495	$ 2,285

Performance Ratios - Annualized:
Return on average assets	1.23%	3.93%	0.78%	3.01%	0.88%
Return on average common equity (1)	7.27%	23.95%	4.30%	26.84%	7.05%
Return on average tangible common equity (1)	8.28%	27.38%	5.11%	34.26%	8.98%
Return on average total equity	7.30%	23.31%	5.02%	23.16%	7.18%
Yield on loans	9.49%	8.50%	8.98%	8.66%	8.83%
Adjusted yield on loans (1)	8.96%	8.04%	8.29%	8.03%	7.75%
Cost of interest bearing deposits	0.65%	0.64%	0.61%	0.56%	0.50%
Cost of total deposits	0.56%	0.55%	0.52%	0.48%	0.42%
Cost of total funds	0.63%	0.63%	0.65%	0.59%	0.53%
Net interest margin (1)	7.20%	6.11%	6.58%	6.69%	6.58%
Adjusted net interest margin (1)	6.78%	5.76%	6.05%	6.19%	5.74%
Net noninterest expense to average assets (1)	3.95%	4.18%	4.44%	4.48%	3.99%
Efficiency ratio (1)	66.75%	79.70%	78.58%	78.29%	71.78%

Asset Quality:(2)
Past due to total loans	2.33%	2.91%	2.57%	2.61%	2.82%
Nonperforming loans to total loans	1.12%	1.66%	1.66%	1.80%	1.54%
Nonperforming assets to total assets	1.26%	1.62%	1.73%	2.05%	1.82%
ALLL to nonperforming loans	88.51%	55.28%	53.02%	41.68%	43.16%
ALLL to total loans	0.99%	0.92%	0.88%	0.75%	0.67%
Net charge-offs to average loans	0.03%	0.02%	0.03%	0.03%	0.01%

Capital:(3)
Tier 1 capital to average assets	17.01%	17.35%	15.92%	12.20%	11.00%
Tier 1 capital to risk-weighted assets	19.16%	20.72%	19.56%	14.59%	12.66%
Common equity tier 1 capital to risk-weighted assets	16.98%	18.33%	N/A	N/A	N/A
Total capital to risk-weighted assets	20.04%	21.51%	20.35%	15.27%	13.22%
Total equity to total assets	16.84%	17.16%	16.40%	13.05%	11.79%
Total stockholders' equity to total assets	16.84%	17.16%	16.40%	11.12%	9.95%
Tangible common stockholders' equity to tangible assets	14.51%	14.75%	14.00%	8.38%	7.21%

Per Share Amounts:
Book value per share	$ 13.73	$ 13.52	$ 12.68	$ 14.18	$ 13.23
Tangible book value per share (1)	$ 12.06	$ 11.84	$ 11.06	$ 11.17	$ 10.08
Basic earnings per common share	$ 0.25	$ 0.78	$ 0.14	$ 0.96	$ 0.23
Diluted earnings per common share	$ 0.25	$ 0.76	$ 0.14	$ 0.91	$ 0.23
Shares outstanding end of period	18,041,072	17,963,783	17,963,783	9,886,778	9,845,819

Unaudited consolidated balance sheet as of:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2014	2014
ASSETS
Total cash and cash equivalents	$ 99,714	$ 178,442	$ 160,888	$ 75,625	$ 85,716
Securities - available for sale	158,693	161,360	162,024	165,489	168,694
Securities - held to maturity	746	746	745	745	744
Loans held for sale	4,096	3,401	3,288	7,295	4,088
Loans held for investment	1,152,679	1,011,446	1,005,878	977,139	939,517
Allowance for loan and lease losses	(11,462)	(9,286)	(8,843)	(7,320)	(6,253)
Loans, net	1,141,217	1,002,160	997,035	969,819	933,264
Branch assets held for sale	—	—	—	—	80,331
FHLB and FRB stock	5,707	4,466	4,903	5,826	7,976
Premises and equipment, net	21,677	21,716	21,933	21,744	20,708
Other real estate owned ("OREO"), net	6,322	6,991	8,423	10,019	11,103
Goodwill and intangible assets, net	30,174	30,211	29,057	29,783	31,043
Bank-owned life insurance	29,295	29,193	29,083	28,955	28,829
Deferred tax asset, net	15,582	14,983	15,956	16,523	20,178
Other assets	16,036	19,074	14,563	15,975	14,398
Total assets	$ 1,529,259	$ 1,472,743	$ 1,447,898	$ 1,347,798	$ 1,407,072
LIABILITIES
Noninterest bearing deposits	$ 164,560	$ 167,538	$ 179,848	$ 154,750	$ 176,245
Interest bearing deposits	1,024,699	1,006,141	985,381	950,874	932,009
Total deposits	1,189,259	1,173,679	1,165,229	1,105,624	1,108,254
Customer repurchase agreements	13,011	8,666	9,282	15,644	15,313
Federal Home Loan Bank advances	19,000	—	3,000	—	70,000
Senior secured note	—	—	—	11,630	11,944
Junior subordinated debentures	24,553	24,487	24,423	24,359	24,296
Other liabilities	25,957	13,234	8,455	14,713	11,341
Total liabilities	1,271,780	1,220,066	1,210,389	1,171,970	1,241,148
EQUITY
Preferred stock series A	4,550	4,550	4,550	4,550	4,550
Preferred stock series B	5,196	5,196	5,196	5,196	5,196
Common stock	181	180	180	99	98
Additional paid-in-capital	192,605	191,745	191,049	105,304	104,827
Treasury stock, at cost	(170)	(161)	(161)	(68)	(4)
Retained earnings	54,053	49,596	35,744	34,014	24,519
Accumulated other comprehensive income	1,064	1,571	951	836	841
Total stockholders’ equity	257,479	252,677	237,509	149,931	140,027
Noncontrolling interests	—	—	—	25,897	25,897
Total equity	257,479	252,677	237,509	175,828	165,924
Total liabilities and equity	$ 1,529,259	$ 1,472,743	$ 1,447,898	$ 1,347,798	$ 1,407,072

Unaudited consolidated statement of income for the three months ended:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2014	2014
Interest income:
Loans, including fees	$ 17,158	$ 13,239	$ 14,138	$ 13,706	$ 13,860
Factored receivables, including fees	8,654	7,509	8,367	7,681	6,838
Taxable securities	659	678	644	666	663
Tax exempt securities	16	12	14	15	15
Cash deposits	110	141	117	50	77
Total interest income	26,597	21,579	23,280	22,118	21,453
Interest expense:
Deposits	1,667	1,570	1,498	1,289	1,141
Senior secured note	—	—	173	134	137
Junior subordinated debentures	278	272	276	276	272
Other	7	12	4	24	22
Total interest expense	1,952	1,854	1,951	1,723	1,572
Net interest income	24,645	19,725	21,329	20,395	19,881
Provision for loan losses	2,541	645	1,811	1,375	1,747
Net interest income after provision for loan losses	22,104	19,080	19,518	19,020	18,134
Noninterest income:
Service charges on deposits	666	612	647	811	813
Card income	578	523	516	544	548
Net OREO gains/(losses) and valuation adjustments	52	26	(242)	(11)	(252)
Net gains on sale of securities	242	—	62	10	—
Net gains on sale of loans	491	542	437	484	319
Fee income	502	422	553	448	421
Gain on branch sale	—	—	—	12,619	—
Bargain purchase gain	—	12,509	—	—	—
Asset management fees	1,274	958	486	374	129
Other	964	1,067	1,262	525	655
Total noninterest income	4,769	16,659	3,721	15,804	2,633
Noninterest expense:
Salaries and employee benefits	12,042	13,269	12,752	11,032	9,471
Occupancy, furniture and equipment	1,555	1,572	1,429	1,319	1,336
FDIC insurance and other regulatory assessments	271	263	221	280	280
Professional fees	852	1,327	1,146	1,043	793
Amortization of intangible assets	895	764	727	746	724
Advertising and promotion	526	543	366	1,102	683
Communications and technology	927	886	961	954	945
Other	2,567	2,159	2,083	1,985	1,928
Total noninterest expense	19,635	20,783	19,685	18,461	16,160
Net income before income tax	7,238	14,956	3,554	16,363	4,607
Income tax expense	2,586	912	747	6,089	1,626
Net income	$ 4,652	$ 14,044	$ 2,807	$ 10,274	$ 2,981
Effect of noncontrolling interests and preferred shares	(195)	(192)	(786)	(779)	(696)
Net income available to common stockholders	$ 4,457	$ 13,852	$ 2,021	$ 9,495	$ 2,285

Loans held for investment summarized as of:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2014	2014
Commercial real estate	$ 234,090	$ 236,659	$ 249,164	$ 261,836	$ 265,129
Construction, land development, land	46,743	52,203	42,914	45,996	43,040
1-4 family residential properties	75,588	73,605	78,738	80,419	81,187
Farmland	25,701	24,805	22,496	20,059	19,644
Commercial	454,161	371,614	364,567	340,316	328,361
Factored receivables	199,716	171,452	180,910	169,112	156,272
Consumer	10,993	11,201	11,941	12,527	13,525
Mortgage warehouse	105,687	69,907	55,148	46,874	32,359
Total loans	$ 1,152,679	$ 1,011,446	$ 1,005,878	$ 977,139	$ 939,517

A portion of our total loan portfolio consists of commercial finance products offered on a nationwide basis, as further summarized below:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2014	2014
Equipment*	$ 138,018	$ 118,273	$ 106,354	$ 94,460	$ 71,198
Asset based lending (General)*	64,836	36,511	46,388	50,046	48,699
Asset based lending (Healthcare)*	65,083	59,572	41,770	40,885	45,751
Factored receivables	199,716	171,452	180,910	169,112	156,272
Commercial finance	$ 467,653	$ 385,808	$ 375,422	$ 354,503	$ 321,920

Total loans held for investment	$ 1,152,679	$ 1,011,446	$ 1,005,878	$ 977,139	$ 939,517
Commercial finance as a % of total	41%	38%	37%	36%	34%
Community banking as a % of total	59%	62%	63%	64%	66%
*

Denotes equipment loans offered under our Triumph Commercial Finance brand, general asset based loans offered under our Triumph Commercial Finance brand and healthcare asset based loan products offered under our Triumph Healthcare Finance brand.

Deposits summarized as of:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2015	2015	2014	2014	2014
Noninterest bearing demand	$ 164,560	$ 167,538	$ 179,848	$ 154,750	$ 176,245
Interest bearing demand	228,909	231,718	236,525	209,491	248,992
Individual retirement accounts	56,285	55,773	55,034	54,378	53,856
Money market	116,019	120,001	117,514	125,371	138,204
Savings	73,016	74,236	70,407	72,012	73,207
Certificates of deposit	500,451	474,413	455,901	439,603	367,731
Brokered deposits	50,019	50,000	50,000	50,019	50,019
Total deposits	$ 1,189,259	$ 1,173,679	$ 1,165,229	$ 1,105,624	$ 1,108,254

Net interest margin summarized for the three months ended:

	June 30, 2015			March 31, 2015
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$ 119,969	$ 110	0.37%	$ 154,615	$ 141	0.37%
Taxable securities	153,073	609	1.60%	154,810	627	1.64%
Tax exempt securities	3,643	16	1.76%	5,910	12	0.82%
FHLB and FRB stock	5,288	50	3.79%	4,538	51	4.56%
Loans	1,090,472	25,812	9.49%	990,450	20,748	8.50%
Total interest earning assets	$ 1,372,445	$ 26,597	7.77%	$ 1,310,323	$ 21,579	6.68%
Noninterest earning assets:
Other assets	138,600			139,468
Total assets	$ 1,511,045			$ 1,449,791
Interest bearing liabilities:
Deposits:
Interest bearing demand	$ 239,033	$ 36	0.06%	$ 230,455	$ 33	0.06%
Individual retirement accounts	55,778	168	1.21%	55,369	156	1.14%
Money market	116,517	66	0.23%	119,199	67	0.23%
Savings	74,088	9	0.05%	72,034	9	0.05%
Certificates of deposit	485,533	1,263	1.04%	468,573	1,181	1.02%
Brokered deposits	50,002	125	1.00%	50,003	124	1.01%
Total deposits	1,020,951	1,667	0.65%	995,633	1,570	0.64%
Short-term borrowings	28,862	7	0.10%	15,229	12	0.32%
Junior subordinated debentures	24,513	278	4.55%	24,449	272	4.51%
Total interest bearing liabilities	$ 1,074,326	$ 1,952	0.73%	$ 1,035,311	$ 1,854	0.73%
Noninterest bearing liabilities and equity:
Noninterest bearing demand deposits	170,240			160,875
Other liabilities	10,825			9,304
Total equity	255,654			244,301
Total liabilities and equity	$ 1,511,045			$ 1,449,791
Net interest income		$ 24,645			$ 19,725
Interest spread			7.04%			5.95%
Net interest margin			7.20%			6.11%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share amounts)	2015	2015	2014	2014	2014
Net income available to common stockholders	$ 4,457	$ 13,852	$ 2,021	$ 9,495	$ 2,285
Less: gain on branch sale, net of tax	—	—	—	7,892	—
Less: bargain purchase gain, nontaxable	—	12,509	—	—	—
Add: merger and acquisition expenses, net of tax	—	158	—	—	—
Add: incremental bonus accrual, net of tax	—	1,138	—	—	—
Less: escrow recovery from Doral Healthcare Finance, net of tax	—	195	—	—	—
Adjusted net income available to common stockholders	$ 4,457	$ 2,444	$ 2,021	$ 1,603	$ 2,285

Weighted average shares outstanding - diluted	17,813,825	18,428,663	14,261,717	10,602,155	9,910,507
Less: adjusted effects of assumed Preferred Stock conversion	—	676,351	—	676,351	—
Adjusted weighted average shares outstanding - diluted	17,813,825	17,752,312	14,261,717	9,925,804	9,910,507
Adjusted diluted earnings per common share	$ 0.25	$ 0.14	$ 0.14	$ 0.16	$ 0.23

Average common equity	N/A	$ 234,555	N/A	N/A	N/A
Less: average contribution impact of Doral Money, Inc transaction	N/A	3,549	N/A	N/A	N/A
Adjusted average common equity	N/A	231,006	N/A	N/A	N/A
Adjusted return on average common equity	N/A	4.29%	N/A	N/A	N/A

Average total assets	N/A	$ 1,449,791	N/A	N/A	N/A
Less: average contribution impact of Doral Money, Inc transaction	N/A	3,549	N/A	N/A	N/A
Adjusted average total assets	N/A	1,446,242	N/A	N/A	N/A
Adjusted return on average total assets	N/A	0.69%	N/A	N/A	N/A

Net income available to common stockholders	$ 4,457	$ 13,852	$ 2,021	$ 9,495	$ 2,285
Average tangible common equity	215,846	205,204	156,888	109,944	102,107
Return on average tangible common equity	8.28%	27.38%	5.11%	34.26%	8.98%

Efficiency ratio:
Net interest income	$ 24,645	$ 19,725	$ 21,329	$ 20,395	$ 19,881
Noninterest income	4,769	16,659	3,721	15,804	2,633
Operating revenue	29,414	36,384	25,050	36,199	22,514
Less: gain on branch sale	—	—	—	12,619	—
Less: bargain purchase gain	—	12,509	—	—	—
Less: escrow recovery from Doral Healthcare Finance	—	300	—	—	—
Adjusted operating revenue	$ 29,414	$ 23,575	$ 25,050	$ 23,580	$ 22,514
Total noninterest expenses	$ 19,635	$ 20,783	$ 19,685	$ 18,461	$ 16,160
Less: merger and acquisition expenses	—	243	—	—	—
Less: incremental bonus accrual	—	1,750	—	—	—
Adjusted noninterest expenses	$ 19,635	$ 18,790	$ 19,685	$ 18,461	$ 16,160
Efficiency ratio	66.75%	79.70%	78.58%	78.29%	71.78%

Net noninterest expense to average assets ratio:
Total noninterest expenses	$ 19,635	$ 20,783	$ 19,685	$ 18,461	$ 16,160
Less: merger and acquisition expenses	—	243	—	—	—
Less: incremental bonus accrual	—	1,750	—	—	—
Adjusted noninterest expense	$ 19,635	$ 18,790	$ 19,685	$ 18,461	$ 16,160

Total noninterest income	$ 4,769	$ 16,659	$ 3,721	$ 15,804	$ 2,633
Less: bargain purchase gain	—	12,509	—	—	—
Less: gain on branch sale	—	—	—	12,619	—
Less: escrow recovery from Doral Healthcare Finance	—	300	—	—	—
Adjusted noninterest income	$ 4,769	$ 3,850	$ 3,721	$ 3,185	$ 2,633
Adjusted net noninterest expenses	$ 14,866	$ 14,940	$ 15,964	$ 15,276	$ 13,527
Average total assets	$ 1,511,045	$ 1,449,791	$ 1,427,475	$ 1,354,207	$ 1,359,503
Net noninterest expense to average assets ratio	3.95%	4.18%	4.44%	4.48%	3.99%

Reported yield on loans	9.49%	8.50%	8.98%	8.66%	8.83%
Effect of accretion income on acquired loans	(0.53%)	(0.46%)	(0.69%)	(0.63%)	(1.08%)
Adjusted yield on loans	8.96%	8.04%	8.29%	8.03%	7.75%

Reported net interest margin	7.20%	6.11%	6.58%	6.69%	6.58%
Effect of accretion income on acquired loans	(0.42%)	(0.35%)	(0.53%)	(0.50%)	(0.84%)
Adjusted net interest margin	6.78%	5.76%	6.05%	6.19%	5.74%

Total stockholders' equity	$ 257,479	$ 252,677	$ 237,509	$ 149,931	$ 140,027
Less: Preferred stock liquidation preference	9,746	9,746	9,746	9,746	9,746
Total common stockholders' equity	247,733	242,931	227,763	140,185	130,281
Less: Goodwill and other intangibles	30,174	30,211	29,057	29,783	31,043
Tangible common stockholders' equity	$ 217,559	$ 212,720	$ 198,706	$ 110,402	$ 99,238
Common shares outstanding	18,041,072	17,963,783	17,963,783	9,886,778	9,845,819
Tangible book value per share	$ 12.06	$ 11.84	$ 11.06	$ 11.17	$ 10.08

Total assets at end of period	$ 1,529,259	$ 1,472,743	$ 1,447,898	$ 1,347,798	$ 1,407,072
Less: Goodwill and other intangibles	30,174	30,211	29,057	29,783	31,043
Adjusted total assets at period end	$ 1,499,085	$ 1,442,532	$ 1,418,841	$ 1,318,015	$ 1,376,029
Tangible common stockholders' equity ratio	14.51%	14.75%	14.00%	8.38%	7.21%

1)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by the Company include the following:

•	"Common stockholders' equity" is defined as total stockholders' equity at end of period less the liquidation preference value of the preferred stock.
•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	“Adjusted average common equity” is defined as average common equity less the average contribution impact of acquisitions.
•	“Adjusted average total assets” is defined as average total assets less the average contribution impact of acquisitions.
•	“Adjusted return on average common equity” is defined as adjusted net income available to common stockholders divided by adjusted average common equity.
•	“Adjusted return on average total assets” is defined as adjusted net income available to common stockholders divided by adjusted average total assets.
•	"Net interest margin" is defined as net interest income divided by average interest-earning assets.
•	"Tangible common stockholders' equity" is common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.

•

"Efficiency ratio" is defined as noninterest expenses divided by our operating revenue, which is equal to net interest income plus noninterest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Net noninterest expense to average total assets" is defined as noninterest expenses net of noninterest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

•

"Adjusted yield on loans" is our yield on loans after excluding loan accretion from our acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans roll off of our balance sheet.

•

“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off of our balance sheet.

2)	Asset quality ratios exclude loans held for sale.
3)	Current quarter ratios are preliminary and, beginning January 1, 2015, are calculated under the requirements of Basel III.

Source: Triumph Bancorp, Inc.

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Investor Relations:

Luke Wyse

Vice President, Finance & Investor Relations

lwyse@triumphllc.com

214-365-6936

Media Contact:

Amanda Tavackoli

Vice President, Marketing & Communication

atavackoli@triumphllc.com

214-365-6930